[GRAPHIC OMITTED]                                                  Press Release
--------------------------------------------------------------------------------

Contacts:
Investors                                        Media
Investor Relations Department                    Denise DesChenes / Kara Findlay
(800) 451-3801                                   Citigate Sard Verbinnen
                                                 (212) 687-8080


                      FOAMEX SECURES BANKRUPTCY COURT ORDER
                         PROTECTING NET OPERATING LOSSES

--------------------------------------------------------------------------------

Linwood, PA - May 3, 2006 - Foamex International Inc. (FMXIQ.PK) today announced that the U.S. Bankruptcy Court for the District of Delaware has entered a consensual order to assist the company in preserving its federal tax net operating losses ("NOLs") by establishing notification and hearing procedures that must be satisfied before certain transfers or trading of Foamex's equity securities are deemed effective. Foamex believes the NOLs, estimated at approximately $292 million as of January 1, 2006, may prove to be a valuable asset of its bankruptcy estate.

For more information, please read the NOL order in its entirety, which will be posted on the Company's web site at www.foamex.com/restructuring

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, the outcome of proceedings in its chapter 11 case. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

                                      # # #